EXHIBIT 10.1

BOARDWALK PIPELINE PARTNERS

UNIT APPRECIATION RIGHTS AND CASH BONUS PLAN

SECTION 1.                      Purpose of the Plan.

The Boardwalk Pipeline Partners Unit Appreciation Rights and Cash Bonus Plan (the “Plan”) has been adopted by Boardwalk Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”).  The Plan is intended to promote the interests of the Partnership by providing to Employees incentive compensation awards based on Units and separate Cash Bonus awards to encourage superior performance.  The Plan is also contemplated to enhance the ability of the Partnership and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.

SECTION 2.                      Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means a Unit Appreciation Right or Cash Bonus granted under the Plan.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the Board of Directors of the General Partner or, if applicable, the general partner of the General Partner, or such other Person or Persons designated to perform the equivalent function for the Partnership in accordance with applicable law.

“Cash Bonus” means the amount of a contingent bonus of a stated dollar amount awarded to a Participant hereunder, which on vesting shall be payable in cash.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan or, if none, the Board.

“DER Adjustment” means the reduction in the Exercise Price of the UAR by the amount of cash distributions made by the Partnership with respect to a Unit during the Restricted Period applicable to such UAR.

“Employee” means an employee of the Partnership or an Affiliate thereof.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means, with respect to a UAR, the per Unit price set by the Committee for the Award on the grant date.  Such “initial” Exercise Price shall be subject to adjustment pursuant to Section 4(a) and, if the UAR includes a DER Adjustment, the Exercise Price shall be reduced at the time, and by the amount, of each cash distribution made with respect to a Unit during the Restricted Period with respect to such UAR.

“Fair Market Value” means the average of the closing sales price of a Unit for the last 30 trading days immediately preceding the applicable Payment Date on the principal national securities exchange or other market in which trading in Units occurs, as reported in The Wall Street Journal (or other reporting service approved by the Committee).  If Units are not traded on a national securities exchange or other market for the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

“General Partner” means the general partner of the Partnership and, as applicable, the general partner of the general partner of the Partnership, and any successor General Partner.

“Participant” means an Employee granted an Award under the Plan.

“Partnership Agreement” means the Agreement of Limited Partnership of the Partnership, as it may be amended or amended and restated from time to time.

“Payment Date” means the earlier of the Scheduled Payment Date or, if applicable, Early Payment Date, defined and specified in the Award Agreement on which the Award becomes payable.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

“Restricted Period” means the period(s) beginning with the grant date of an Award and ending with the Payment Date(s) (as applicable) of the Award, as established by the Committee with respect to such Award.  An Award shall not be payable during the Restricted Period(s) applicable to such Award, except as provided in Section 7(c).

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Termination of Employment” means an event that constitutes a “separation from service” within the meaning of such term as set forth in Treasury Regulation § 1.409A-1(h).

“UAR Cap” means the dollar “cap” amount per UAR as provided in an Award Agreement.

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“Unit” means a Common Unit of the Partnership.

“Unit Appreciation Right” or “UAR” means an Award that, upon the Payment Date, entitles the holder to receive an amount in cash equal to the lesser of (a) the excess (if any) of (i) the Fair Market Value of a Unit on such Payment Date over (ii) the Exercise Price for such UAR, or (b) the UAR Cap applicable to such UAR.

SECTION 3.                      Administration.

The Plan shall be administered by the Committee.  A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the number of UARs to be granted by an Award; (iii) determine the terms and conditions of any Award; (iv) determine when, to what extent, and under what circumstances Awards may be settled, deemed exercised, canceled, or forfeited; (v) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vi) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its administrative responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

SECTION 4.                      Awards.

(a)           UAR Adjustments.  In the event of any distribution (whether in the form of Units, other securities or property other than cash), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event, the Committee shall, in such manner as it may deem equitable, adjust the number of UARs, the Exercise Price, and the UAR Cap subject to Awards that have been granted.

(b)           No Units Deliverable.  No Units may be delivered with respect to any Award granted under the Plan.  Awards granted under the Plan may be paid in cash only.

EXHIBIT 10.1
SECTION 5.                      Eligibility.

Any Employee who performs services, directly or indirectly, for the benefit of the Partnership shall be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 6.                      Award Terms.

(a)           UAR Terms.  The Committee shall have the authority to determine the Employees to whom Unit Appreciation Rights shall be granted, the number of Unit Appreciation Rights to be covered by each grant, the Exercise Price and the UAR Cap, whether the grant includes a DER Adjustment and the conditions and limitations applicable to the vesting and payment of the Unit Appreciation Right, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)           Exercise Price.  The initial Exercise Price per Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted.

(ii)           DER Adjustments.  To the extent provided in the Award Agreement by the Committee, in its discretion, a grant of UARs may include a DER Adjustment with respect to the Exercise Price of the Award.

(iii)           UAR Cap.  The Committee shall provide in the Award Agreement the dollar amount of the UAR Cap applicable to such Award, which shall be such amount as determined by the Committee in its discretion.

(iv)           Vesting/Payment Dates.  The Committee shall determine, and set forth in the Award Agreement, the date or dates on which a Unit Appreciation Right shall be vested and/or payable, as the case may be, in whole or in part.

(v)           Forfeitures.  Except as otherwise provided in the terms of the Award Agreement, upon a Participant’s Termination of Employment for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded the Participant automatically shall be forfeited on such termination.  The Committee may, in its discretion, waive such forfeiture in whole or in part with respect to a Participant’s Unit Appreciation Rights upon a Termination of Employment.

(b)           Cash Bonus Terms.  The Committee shall have the authority to determine the Employees to whom Cash Bonus awards shall be granted, the amount of the Cash Bonus, and the conditions and limitations applicable to the vesting and payment of the Cash Bonus award, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)           Vesting/Payment Dates.  The Committee shall determine, and set forth in the Award Agreement, the date or dates on which a Cash Bonus shall become vested and/or payable, as the case may be, in whole or in part.

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(ii)           Forfeitures.  Except as otherwise provided in the terms of the Award Agreement, upon a Participant’s Termination of Employment for any reason during the applicable Restricted Period, all outstanding Cash Bonus amounts awarded the Participant automatically shall be forfeited on such termination.  The Committee may, in its discretion, waive such forfeiture in whole or in part with respect to a Participant’s Cash Bonus upon a Termination of Employment.

(c)           General.

(i)           Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Partnership or any Affiliate.

(ii)           Limits on Transfer of Awards.

(A)           Each Award shall be payable only to the Participant, or to the person to whom the Participant’s rights have passed by will or the laws of descent and distribution.

(B)           No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (or beneficiary thereof) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Partnership or any Affiliate.

SECTION 7.                      Amendment and Termination.

Except to the extent prohibited by applicable law:

(a)           Amendments to/Termination of the Plan.  The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person.

(b)           Amendments to Awards.  The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to a Participant without the consent of such Participant.

(c)           Actions Upon the Occurrence of Certain Events.  Upon the occurrence of any event described in Section 4(a) of the Plan, any change of control event, any change in applicable law or regulation affecting the Plan or Awards thereunder, or any change in accounting principles affecting the financial statements of the Partnership, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award (provided such action taken does not cause the Award to be subject to the additional tax provided by Section 409A(a)(1)(B) of the Code):

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(A)           provide for the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(B)           provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar appreciation rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(C)           make adjustments in the number and type of Units (or other securities or property) subject to outstanding UARs, and in the number and kind of outstanding UARs or in the terms and conditions of (including the exercise price), and the vesting/performance criteria included in, outstanding UARs, or both;

(D)           provide that such Award shall be vested and paid on such date, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(E)           provide that the Award cannot become vested or payable after such event, i.e., the Award shall terminate upon such event.

SECTION 8.                      General Provisions.

(a)           No Rights to Award.  No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants.  The terms and conditions of Awards need not be the same with respect to each recipient.

(b)           Tax Withholding.  The Partnership or any Affiliate shall withhold from any payment due under any Award the amount of any applicable taxes payable in respect of the Award and to take such other action as may be necessary in the opinion of the Partnership or Affiliate to satisfy its withholding obligations for the payment of such taxes.

(c)           No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Partnership or any Affiliate.  Furthermore, the Partnership or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award agreement or other agreement.

(d)           Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

(e)           Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

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(f)           Other Laws.  The Committee may refuse to pay or delay the payment of the cash otherwise due on the vesting of an Award if, in its sole discretion, it determines that the payment of the Award would violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act.

(g)           No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Partnership or any participating Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Partnership or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Partnership or any participating Affiliate.

(h)           Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(i)           Facility Payment.  Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner that the Committee may select, and the Partnership shall be relieved of any further liability for payment of such amounts.

(j)           Gender and Number.  Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

SECTION 9.                      Compliance with Section 409A.

The Awards are intended, in general, to be exempt from Section 409A of the Code as “short-term” deferrals; however, if an Award is determined to not be so exempt, then, with respect to that Award:

(a)           the definitions and terms used in the Plan and that Award Agreement shall be interpreted as necessary to comply with the requirements of Section 409A of the Code, and

(b)           notwithstanding anything in the Plan or the Award Agreement to the contrary,

(i)           payment of the Award may not be made earlier than as permitted by Section 409A(a)(2) of the Code, i.e., a separation from service, death, a specified time (or fixed schedule) specified at the date of the deferral, or a “change of control event” as defined in the Treasury Regulations under Section 409A of the Code;

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(ii)           the time or schedule of any payment under the Award may not be accelerated except as provided in regulations or guidance issued under Section 409A;

(iii)           no elections may be made by a Participant to defer compensation under the Award;

(iv)           no elections may be made by a Participant to change the time and form of payment under the Award; and

(v)           if payment of such Award would be subject to the provisions of Section 409A(a)(2)(B)(i), such payment shall be delayed and paid in a lump sum (without interest) on (x) the first day that is more than six months after the Participant’s Termination of Employment or (y) the Participant’s death, if earlier.

SECTION 10.                                Term of the Plan.

The Plan shall be effective on the date of its approval by the Board and shall continue until the date terminated by the Board or the Committee.  Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, however, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.